UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):          May 1, 2006


                            China Agro Sciences Corp.
             (Exact name of registrant as specified in its charter)


            Florida                    O-49687                33-0961490
        (State or other              (Commission           (I.R.S. Employer
jurisdiction of incorporation)      File Number)         Identification No.)


                          100 Wall Street - 15th Floor
                               New York, NY 10005
               (Address of principal executive offices) (zip code)


                          (212) 232-0120 (Registrant's
                     telephone number, including area code)


                          M-GAB Development Corporation
                               9900 Research Drive
                                Irvine, CA 92618
         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on management's beliefs and assumptions, and on information currently available to management. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company set forth under the heading "Management's Discussion and Analysis of Financial Condition or Plan of Operation." Forward-looking statements also include statements in which words such as "expect," "anticipate," "intend," "plan," "believe," "estimate," "consider" or similar expressions are used.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The Company's future results and shareholder values may differ materially from those expressed in these forward-looking statements. Readers are cautioned not to put undue reliance on any forward-looking statements.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 17, 2006, China Agro Sciences Corp., a Florida corporation formerly known as M-GAB Development Corporation (hereinafter "We" or "China Agro") entered into an Agreement and Plan of Merger (the "Agreement") with Dalian Holding Corp., a Florida corporation (formerly known as China Agro Sciences Corp.) ("DHC"). This transaction closed on May 1, 2006, at which time, in accordance with the Agreement, DHC merged with DaLian Acquisition Corp, a Florida corporation that was our wholly-owned subsidiary ("DaLian"). As a result of the merger, DaLian merged into DHC, with DHC remaining as the surviving entity and our wholly-owned subsidiary, DaLian, ceased to exist, and we issued 13,449,488 shares of our common stock to the former shareholders of DHC. At the same time, certain of the DHC shareholders acquired 5,500,000 China Agro shares directly from our then majority shareholder, director, and sole officer, Carl M. Berg, and his holding company, Sadie, LLC. Following the closing, the DHC shareholders owned 18,949,488 shares of our common stock, or 94.2% of our outstanding 20,000,000 shares. In accordance with the terms of the Agreement, on April 28, 2006 we terminated our status as a business development company under the Investment Company Act of 1940.

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On March 15, 2006, we entered into an Agreement and Plan of Merger with DHC whereby, at the closing, DHC merged with DaLian, a Florida corporation that was our wholly-owned subsidiary. As a result of this merger we acquired certain operations and assets as described herein.

                               FORM 10 DISCLOSURE

         As disclosed elsewhere in this report, on May 1, 2006, our wholly-owned subsidiary, DaLian Acquisition Corp. merged with DHC. Prior to the close of this transaction we were a business development company under the Investment Company Act of 1940, but did not yet have any investments in eligible portfolio companies. Prior to our first investment in an eligible portfolio company we were approached by DHC regarding the transaction described herein. Although we were not a shell company prior to the DHC transaction, we only had minimal operations before the transaction and have therefore included the below Form 10 disclosure information as would have been required under Item 2.01(f) of Form 8-K if we were a shell company immediately before the transaction. We have included this disclosure in order to disclose the details of this transaction and our resulting new operations and management.

         Accordingly, we are providing below the information that would be included in a Form 10-SB if we were to file a Form 10-SB. Please note that the information provided below relates to the combined company after the acquisition of DHC, except that information relating to periods prior to the date of the merger only relates to the company unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

         We were incorporated under the name M-GAB Development Corporation in March 2001. From inception through early 2003, our business was the development, marketing, and distribution of an interactive travel brochure. On May 16, 2003, we filed an election to be treated as a business development company ("BDC") under the Investment Company Act of 1940 (the "1940 Act"), which became effective on the date of filing. As a BDC we never made any investments into eligible portfolio companies.

         DaLian, our wholly-owned subsidiary, was formed on March 10, 2006. On May 1, 2006, DaLian merged with DHC (formerly known as China Agro Sciences Corp.), a Florida corporation that was formed March 9, 2006. As a result of this merger DHC remained as the surviving entity and DaLian ceased to exist. Prior to DaLian's merger with DHC, DHC acquired all the outstanding common stock of Ye Shun International ("Ye Shun"), a company that owns all the outstanding common stock of DaLian Runze Chemurgy Co., Ltd. ("Runze"). Ye Shun is a Hong Kong registered enterprise. Runze is classified by the Chinese government as an enterprise entity with 100% of its capital coming from Hong Kong. As a result of the DHC transaction we terminated our status as a business development company and, through our wholly-owned subsidiary, became a development stage company specializing in the sale and distribution of pesticides and herbicides. Our only operations are conducted through our wholly-owned subsidiary, which controls the assets of Runze. The term "we" as used throughout this document refers to China Agro Sciences Corp., DaLian, and the operations of Runze, which are controlled by DHC.

         Our subsidiary owns Runze, an entity that was originally formed by the current management and principal shareholders of Dalian Raiser Chemurgy Co., Ltd. ("DRC") and subsequently sold to Ye Shun. DRC is a state-appointed manufacturer located in the Peoples Republic of China and is currently one of our competitors. Runze contains all our operations and the majority of our assets. We specialize in low toxic pesticides and herbicides. Our primary product is the herbicide known as Acetochlor. Our other pesticide products include Razesor, Emamectin benzoate, and Clethodim. Our headquarters and manufacturing facilities are located in the city of ZhuangHe, LiaoNing Province, Peoples Republic of China. China has the largest agricultural market in the world, and therefore the largest pesticide market in the world. Through the sales and distribution of its pesticide and herbicide products, we hope to maintain a strong market share in the highly regulated pesticide industry in China.

The Pesticide Industry

         According to the projections of the Food and Agricultural Organization of the United Nations and the United States Census Bureau, the global population is experiencing increasing growth rates. The current world population of 6.1 billion is projected to increase to 7.2 billion in 2010, and 9.8 billion in 2050. The urgent need of decent food supplies has become a global issue. Under current predictions, only 1/3 of the increasing food demand can be met by the expansion of cultivated land, which is limited. The remaining 2/3 will largely depend on increasing agricultural productivity. The successful implementation of pesticide programs is an effective method for increasing agricultural productivity. It is estimated that every year about one third of the world's potential harvest is lost to damage caused by plant diseases and insect pests. In a typical case, the lack of pesticide or its improper usage can reduce the productivity by 25-40% in one year (compared to proper pesticide usage), and 40-60% the following year. The unique nature among growing population, food supply, and pesticide has created a large growing market for the pesticide industry.

         China is the largest agricultural country in the world. Due to its population the Chinese government is focused on its low income segment of the population, including the development of agriculture as a means to provide for its population. China is also a developing country with a serious problem of plant diseases and insect pests. Other issues, such as the lack of modern agricultural machinery and skills, low unit quality and productivity, and the dispersed layout of its cultivated land, have created many challenges. The current population in China has reached a total of 1.3 billion, and the total cultivated land remains at 95 million hectares, which is equal to 0.073 hectare per person. As a nation, China is using 7% of the world's agricultural resources to support 22% of the world's population. Therefore, there is a need to increase productivity in the agricultural sector. Advanced technologies, including the broader use of pesticides, are needed. According to the Chinese Agriculture Ministry, each year the implementation of pesticides in China prevents the losses of over 25 million tons of foodstuff, 400 thousand tons of cotton, 8 million tons of vegetables, and 3.3 million tons of fruit, which are equal to 30 billion Yuan Renminbi ("RMB" - the Chinese currency; 1 RMB equals approximately
0.1248 U.S. dollars) in fair market value.

         The pesticide industry in China has experienced tremendous growth in the past 10 years, with its productivity almost doubled and over 100 new pesticide products invented. According to the Centre Bureau of Product & Quality Control, the current pesticide production in China has reached an annual output of 800 thousand tons with 20 billion RMB in value, ranking the second largest in the world. Export of pesticides plays an important role, which returns $1.2 billion in revenue annually. However, currently in China pesticides are only used on 60% of the cultivated wet land and 30% of the cultivated dry land, compared to a full 100% in most developed countries. Among all pesticides, insecticides are the most common, which are largely organic-phosphide-based ("OPB") with high toxic contents and residues. Due to these high toxicity levels in the insecticides it is currently anticipated that the production and usage of the five most popular OPB insecticides, which currently represent 30% of the total market share in the nation, will be banned sometime in 2007.

         Outside of China the global demand for pesticides is increasing steadily. With the current trend in many developed countries to reduce or cease pesticide productions, the Chinese pesticide industry has a great potential in its long-term development.

         According to China's National Agricultural Technology Centre, the annual sales of Acetochlor in China will likely maintain an annual growth rate of 20-30%, and it is currently projected that Acetochlor will remain in production for at least another 20 years. Currently there are over 100 different brands on sale, which makes Acetochlor the most popular among all herbicides. Acetochlor has been successfully applied to the vast cultivated wet land in China in recent years.

         In 2002, the Chinese government issued a new guideline on toxic OPB pesticides. Its purpose was to reduce toxic OPB pesticide productions and to ban sales and usage. Pursuant to regulations, in 2003 toxic OPB pesticides could only be applied to cotton; as of 2005 only two manufacturers have production rights under license, with combined annual output not exceeding 26,000 tons. By 2007, all toxic OPB pesticides will be banned, which will create a sizeable supply shortfall. Compared to toxic OPB pesticides, Razesor, a pesticide we produce, is highly effective with identical results on insects, and it is environmental-friendly with minimum toxic contents and residues. Razesor is expected to become the best alternative to toxic OPB pesticides in China. The manufacturing process of Razesor generates a low amount of industrial wastes, which can be managed and creates no pollution to the environment. The potential market for Razesor is growing in China with a total demand of 10,000 - 15,000 tons expected in the next three years. The future demand is expected to be even higher.

         The European Union ("EU") has banned the usage of over 320 different pesticides, germicides, and herbicides since December 31, 2003. Agricultural products contaminated by related chemical residues have been forbidden to enter the EU market. The United States and Japan are expected to pass similar regulations, which will create a growing market for biological pesticides. The demand for the most common biological pesticide, Abamectin, has been increasing over the years with its unit prices soaring from 900 RMB/kg to 2,300 RMB/kg since March, 2004. To address these rising prices, we have developed a substitute product for Abamectin called Emamectin benzoate. This pesticide, which we produce (in its solution and emulsion forms), contains minimum impurities and causes no pollution to the environment. As noted above, it is anticipated that the Chinese government will ban the production and usage of five most popular toxic OPB pesticides by 2007, which will create an annual market shortfall of over 200,000 tons. Emamectin benzoate has been appointed as one of the replacement pesticides by the Chinese National Reform and Development Committee, and the Chinese Green Food Program has approved Emamectin benzoate's usage on its Green Food product lines. We believe these positive endorsements have secured a promising future for Emamectin benzoate in the pesticide industry. We have signed an initial agreement with Sangenta of Switzerland to cooperate in areas of Emamectin benzoate research and development, sales, and rare material supplies.

         For many years in China, there have always been shortages of post-sprout herbicides. Some of the common herbicides, such as Sulfonylurea, cannot be dissolved naturally in the environment and thus become sources of pollution. The United States and other developed countries have banned Sulfonylurea usage. With its continuing commitment to environmental protection, China is in the process of replacing Sulfonylurea. Sumitomo Chemical Co. Ltd of Japan has obtained the temporary registration for its Clethodim product in China, and its Clethodim product has been a great sales success. The annual import of Clethodim to China reaches a total of 200 tons, which is not sufficient for a decent supply. We believe the domestic production of our Clethodim in China can replace a significant amount of imported Clethodim and has promise as a successful export to other countries.

Principal Products and Services

         We operate through our subsidiary, Runze. Our primary business is the manufacturing, sale and distribution of herbicides and pesticides to reduce or eliminate the amount of agricultural produce lost to plant diseases and insects. We currently have four herbicides and pesticides we are either producing or testing for future release: Acetochlor, Razesor, Emamectin benzoate, and Clethodim.

         Acetochlor

         Acetochlor is currently the world's eighth most popular herbicide in terms of sales. It is highly productive during the pre-sprout stage of agricultural production and is currently the only product that we produce in large industrial-use quantities. Acetochlor is widely used during the growing of soybeans, corn, peanuts, and vegetables. Acetochlor can eliminate most types of weeds with minimum toxic contents and residues, and helps to stop weeds from growing in and around the crop. Acetochlor poses no threat to humans or livestock. Due to its effectiveness and relatively low cost, Acetochlor has gained tremendous popularity in China. The annual output of Acetochlor in China has reached 20,000 tons, which provides protection to over 12 million hectares of cultivated land. We produced 1,700 tons of Acetochlor in 2003, and approximately 3,000 tones in 2004 and 2005 combined. All the Acetochlor produced was sold to Ye Shun, our parent company. To date we have confirmed orders for 2006 totaling 4,000 tons of Acetochlor. We are currently undergoing Acetochlor product tests in South America, Southeast Asia and Central Asia.

         We are the first manufacturer in China to successfully implement the latest G3 (the Third Generation) method for production of Acetochlor, with most of the other competitors using the G2 and G1 methods. The G3 method significantly reduces production costs by 15% over the G2 method, and it generates higher-quality product with a purity degree of 96% or above. Another advantage of the G3 method is the elimination of production-related pollution since the process is petrol-free, which protects us from the ever-rising costs of gasoline and diesel fuels.

         In October, 2005, we completed construction on an Acetochlor manufacturing facility with a 5,000-ton annual capacity. We expect to operate the facility at full capacity during its initial year of production, which will supply Acetochlor to the Chinese market. We have future plans to utilize this facility to manufacture other Acetochlor-derived products, which will have applications in other areas. Our current projections for Acetochlor sales in 2006 is 4,100 tons.

         Razesor

         Razesor is a pesticide introduced by us into the Chinese pesticide market. We have a Chinese patent and a PCT patent (PCT # 02128312.5), which is a patent issued by the World Intellectual Property Organization pursuant to the Patent Cooperation Treaty. .The advanced technology used to manufacture Razesor ensures stable output of the pesticide with high product purity. The manufacturing process used generates only a small amount of waste and the raw materials used are easily obtainable in China, keeping production costs low.

         Razesor is a general pesticide that is highly effective against Coleoptera insects and insects with developed resistance to some common pesticides. Razesor has been widely applied to rice, cotton, vegetable, tobacco, potato, tea and corn. Razesor eliminates the insects and their eggs by destroying the insect's central nervous system.

         Emamectin benzoate

         Emamcetin benzoate is a new half-synthesized antibiotic biological pesticide with low toxic contents and no residue. Emamectin benzoate intensifies the functional activities of an insect's nerve cells and undermines the insect's cellular active functions, causing irreversible paralysis, with most results occurring 3-4 days from initial usage. Emamcetin benzoate's typical usage is only 1 gram per hectare and remains 72-100% effective up to 15 days after initially applied. The pesticide poses no harm to useful insects and bees, which is very helpful in quantitative insect control. We have applied for a patent on Emamcetin benzoate emulsion.

         Clethodim

         Clethodim is a post-sprout herbicide. It is suitable for over 40 different industrial crops such as soybeans, peanuts, and cotton. As an herbicide it effectively eliminates almost all types of weeds, both perpetual and perennial. Clethodim is environmentally-friendly with low toxic contents and no cumulated residue. The typical usage of Clethodim is 3.6-4.8 grams per hectare and can be used in conjunction with other more common herbicides.

Sales and Marketing Strategy

         We have created a sophisticated sales and marketing network in China, which we have been working on since 2002. This network gives us the access to the vast rural areas of China, providing products and supports to millions of agricultural producers and the land they farm. We believe this network will allow us to uniquely organize our distributors and retailers into a two-level system, without any interruption or delay that could be caused by third-party involvement. Some 700 Level-One agents, mostly provincial distributors, are under our direct management. We also have a team of over 2,300 Level-Two agents, which are in-field retailers with their own customer bases and strong sales strengths. In order to qualify as a Level-Two agent a potential Level-Two agent must be recommended by one Level-One counterpart, and is required to present a two-year proper sales record before qualifying. All out-of-network activities have since been eliminated, which in return has created positive interaction between Runze and our partner in both levels. The network has also become a great channel between us and the end users of our products, whose needs are met with least transaction and delay.

         Our goal is to have 8,000 Level-Two partners in the next two years while expanding our current network, with the goal of eventually having the capacity to provide outstanding support in agricultural productivity, foodstuff refinement, retail, and logistic processing.

         With our success in China, we have also been focusing on expansion in the international market. We have set up sales offices in Bolivia, Vietnam, and Indonesia, which are responsible for the testing, demonstration, registration, and marketing of our products in their respective regions. Four pesticide products have obtained registrations in Bolivia, with annual sales exceeding 2 million RMB. One pesticide product has obtained registration in both Vietnam and Indonesia, and seven others are currently pending. Sales in these two countries combined exceed $100,000 RMB. The latest expansion plan of Runze includes creating new sales offices in both North America and West Africa.

Research and Development

         From our inception we have emphasized recruiting and development of quality employees. Today we have a strong team of experts, specializing in agriculture protection, fine chemical synthesis, and chemical engineering. With our state-of-the-art equipment and strong coalition with many advanced research institutes, we have become one of the most technologically-advanced pesticide manufactures in the China, setting industry standards in product research and development.

         We are also the sole owner of two chemical research institutes in China, which have the independent knowledge and abilities to synthesize various heterocyclic compounds. We have formed a strong coalition with over 30 universities and research entities in China, including DaLian Institute of Technology, University of TianJin, and the ShenYang Chemistry Research Lab. A major achievement in recent years is the founding of the Pesticide Development Centre, which has been a joint effort of Runze and ShenYang College of Agriculture. We are one of the commercial enterprises to participate in the Chinese Post-Graduate Program, and one of the very few to operate its own post-graduate research facility.

         With these technological advancements, we have been able to develop a series of new products soon after Runze's founding in 2002. These products are highly effective and environmentally-friendly with low toxic contents and minimum residues.

Distribution

         We distribute our products through a two-tiered system of distribution partners. Our primary distributors are "Level-One" agents, which are mostly provincial distributors, and are under our direct management. We have relationships with approximately 700 of these Level One agents. We also have a team of over 2,300 "Level-Two" agents, which are in-field retailers with their own customer bases and strong sales strengths. In order to qualify as a Level-Two agent a potential Level-Two agent must be recommended by one Level-One counterpart, and is required to present a two-year proper sales record before qualifying. We do not distribute or conduct sales outside of this two-tiered system.

         As for distribution abroad, we face mandatory governmental and regulatory regulations to distribute our products abroad. These stipulations can and may include registering with the proper government boards, provincial and local regulatory bodies, and other various groups which monitor the distribution of pesticide products.

Competition

         We specialize in the manufacturing, sales and distribution of herbicides and pesticides. We compete with other herbicide and pesticide for distributors and customers, primarily in China. Our primary competitors in China include Jiangsu Ludelai Co., Ltd., Hebei Xuanhua Pesticide Co., Ltd., Jiangsu Nantong Jiangshan Pesticide Co., Ltd., and Dalian Raiser Chemurgy Co., Ltd ("DRC"). Mr. Zhengquan Wang, our Chief Executive Officer, Chief Financial Officer and a Director, is the President and Chairman of the Board of DRC. Many of the herbicide/pesticide companies with whom we compete, including those listed herein, have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on the manufacturing of pesticides and herbicides and also on research and development of new products. In addition, they may be able to afford more technical expertise in the development of new products. This competition could result in competitors having herbicides and pesticides of greater quality and interest to prospective customers. This competition could adversely impact our ability to acquire additional customers.

Sources and Availability of Raw Materials

         Our raw materials primarily consist of chemicals used to produce our various herbicides and pesticides. Our primary suppliers of these chemicals include Dalian Huachang Trade Corporation, Zhipeng Chemistry Corp., Dongfeng Tianze Chemistry Corp., and Liangyang Baita Commodity Corp. All our products are obtained domestically in China and are readily available.

Dependence on a Few Customers

         Through our distributors we sell products to end users estimated to be in the millions for use in the agricultural industry.

Intellectual Property

         We have a Chinese patent and a PCT patent (PCT # 02128312.5) ), which is a patent issued by the World Intellectual Property Organization pursuant to the Patent Cooperation Treaty, on our Razesor pesticide. For our other products we plan on applying for patents when and where applicable.

Government Approvals

         All domestic herbicide and pesticide manufacturers in China will be required to undergo a Good Manufacturing Practices Assessment in the next two years. We believe this assessment process will significantly reduce the number of herbicide and pesticide manufacturers from the current 2,000 to a group of about 50-60 strong manufacturers. We believe we will be one of these manufacturers. This will reduce the number of competitors in the domestic industry.

         As for distribution abroad, we face mandatory governmental and regulatory regulations to distribute our products abroad. These stipulations can and may include registering with the proper government boards, provincial and local regulatory bodies, and other various groups which monitor the distribution of pesticide products.

Government Regulation

         The herbicide and pesticide industry in China is regulated by the State Environmental Protection Administration of China, but the current regulations are not stringent. As mentioned above, all companies in our industry will undergo a GMP Assessment and we expect the regulation of our industry will increase in the future, but we believe we will be able to meet these requirements. The expected additional costs of future compliance has been factored in by management going forward.

Environmental Compliance

         Although we are aware of the impact our products have on the environment and attempt to make environmentally-friendly products, we are not currently heavily regulated in the China in terms of environmental compliance. However, we expect these regulations to increase in the future and do not believe we will have any material issues meeting any new environmental compliance regulations in the future.

Employees

         As of May 1, 2006, we employed a total of 128 full-time employees, 13 of which were executives, 10 are managers in charge of overseeing the 78 employees we employ that are engaged in manufacturing our products, 17 are involoved in sales, and the remaining 10 are involved with human resources and administration.

RISK FACTORS

         Our manufacturing plants are located in China and our pesticide and herbicide production, sale and distribution is subject to Chinese regulation.

         Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are: i) level of government involvement in the economy; ii) control of foreign exchange; methods of allocating resources;
iv) international trade restrictions; and v) international conflict. Additionally, as a pesticide and herbicide manufacturer located in China, we are a state-licensed company and facility and subject to Chinese regulation and environmental laws. The Chinese government has been active in regulating the pesticide industry. If we were to lose our state-licensed status we would no longer be able to manufacture herbicides or pesticides in China, which is our sole operation.

         We depend upon governmental laws and regulations that may be changed in ways that hurt our business.

         Our business and products are subject to government regulations mandating the use of pesticides and herbicides in China and other countries. Changes in the laws or regulations in China, or other countries we sell into, that govern or apply to our operations could have a materially adverse effect on our business. For example, the law could change so as to prohibit the use of certain chemical agents in herbicides and pesticides. If our herbicides or pesticides contained that chemical agent then such a change would reduce our productivity of that product.

         The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

         China only recently has permitted provincial and local economic autonomy and private economic activities. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

         Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

         Future inflation in China may inhibit our activity to conduct business in China.

         In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

         Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

         The majority of our revenues will be settled in Renminbi and U.S. Dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

         The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

         The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

         We currently sell our pesticides in Bolivia, Vietnam, and Indonesia, and we are subject to those countries regulations and the import/export policies of those countries and China.

         We currently sell our pesticides in Bolivia, Vietnam, and Indonesia and are regulated in all those countries, including the regulation of what can and cannot be contained in our herbicides and pesticides. If we fail to meet the environmental regulation in any of these countries we could be prohibited from selling our herbicides and/or pesticides in those countries. In addition, our ability to export our products from China to these countries is subject to international treaties and the laws of each of these countries. If those treaties change or are terminated we may be prohibited from selling our products in one or more of these countries.

         Our business success largely relies on ability to operate our Acetochlor manufacturing facility.

         Our business is not diversified. Our success is largely dependent upon our ability to operate our Acetochlor manufacturing facility. We do not currently have other pesticides it produces in large quantities if we are unable to effectively operate our Acetochlor facility and manufacture Acetochlor. We also currently do not have other lines of business outside of the production of pesticides to rely on if the pesticide business declines or if our Acetochlor facility can not operate at full capacity or for any extended period of time.

         We give no assurances that any plans for future expansion will be implemented.

         We plan on starting construction of a second Acetochlor manufacturing facility with 10,000-ton annual output in 2006. However, we have not made any definitive plans or signed any binding agreements to implement this expansion strategy. We may decide to use operating income to finance these expenditures, which would reduce our operating capital.

         We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

         We are in our early stages of development and face risks associated with a new company in a growth industry. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or the profits we anticipate in the future.

         We will face a lot of competition, some of which may be better capitalized and more experienced than us.

         We face competition in the herbicide and pesticide industry. Although we view ourselves in a favorable position vis-a-vis our competition, some of the other herbicide and pesticide producing companies that sell into our markets may be more successful than us and/or have more experience and money that we do. This additional experience and money may enable our competitors to produce more effective herbicides and/or pesticides and be sell their product with more success than we are able to, which would decrease our sales.

         Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

         The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, some of our executive officers and our directors may be residents of China and not of the United States, and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to affect service of process in the United States, or to enforce a judgment obtained in the United States against us or any of these persons.

FINANCIAL INFORMATION

         Selected Financial Data

                             SELECTED FINANCIAL DATA

                                    -------------------------------------------------------------------
China Agro Sciences Corp. (1)                     For the Years Ended September 30,
                                    -------------------------------------------------------------------
                                         2005          2004         2003 (2)
                                     ------------    ----------  -------------  ----------  -----------

Statement of Operations Data:
------------------------------------

Total revenues                       $          -             -              -

Net income (loss)                            (900)          (900)       (1,200)

Balance Sheet Data:
------------------------------------

Current assets                       $     85,137         74,537
Total assets                              470,137        170,537

Current liabilities                         1,400            900
Total liabilities
Total stockholders' equity
(deficit)                                 468,737        169,637

Total dividends per common share             - 0 -         - 0 -

         (1) The selected financial data included in this Section is the financial data for Ye Shun International, which, with its subsidiary, Runze, contains all the operations of the merged company, Dalian Holding Corp. (now China Agro Sciences Corp.).
         (2) Contains information from April 15, 2002 (date of inception) through September 30, 2003.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Our Management's Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

         Although the forward-looking statements in this Current Report on Form 8-K reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

         After the merger transaction between our subsidiary, Dalian Acquisition Corp. ("Dalian"), and Dalian Holding Corp. ("DHC"), all of our operations are conducted through our subsidiary, DHC, which conducts all of its operations through its subsidiary, Ye Shun, and its wholly-owned subsidiary, Runze. Therefore, since our relevant operations post merger are conducted through Ye Shun and Runze the discussion herein relates to the operations of those two entities.

         Ye Shun is a Hong Kong registered enterprise that has its ownership in Runze as its primary asset. Runze is a state-appointed pesticide manufacturer in China. Through Runze, we specialize in the manufacturing of various pesticides and herbicides, and we are the largest manufacture of the herbicide, Acetochlor, in the country of China. We also manufacture three other herbicides and pesticides. We primarily sell our products through two sources, one is directly to provincial distributors that are under our direct control; and the second is in-field retailers that have their own customer base. We are in the process of selling and distributing our products in Bolivia, Vietnam and Indonesia.

Results of Operations

         Introduction

         During the year ended September 30, 2005, our primary business consisted of investing in companies in industries that we considered to be in growth industries. In August 2002, we acquired 25% of Runze's outstanding common stock, and then acquired the remaining 75% in November 2005. Therefore, since our ownership in Runze was only 25% as of September 30, 2005, Runze's financial information was not consolidated with our financial statements for this period. However, our financial statements for the three months ended December 31, 2005 are consolidated with Runze's since we acquired the remaining 75% of Runze's common stock in November 2005. After our acquisition of the remaining 75% of Runze's common stock our operations consisted of Runze's operations, which consist of the in the manufacturing, production, sales, and distribution of various herbicides and pesticides. During the quarter ended December 31, 2005 sales of these products generated approximately $986,000, primarily from sales in China.

Year ended September 30, 2005 compared to year ended September 30, 2004

         Revenues, Expenses and Loss from Operations

         We had no revenue for the years ended September 30, 2005 or September 30, 2004. Our general and administrative expenses, and net loss for the years ended September 30, 2005 and September 30, 2004, respectively, are as follows:

                                                 September 30,            September 30,        Percentage
                                                      2005                    2004               Change
                                             -- -----------------    --- ----------------    ----------------
Revenue                                      $                 -                       -            N/A
General and Administrative Expenses                      28,977                  57,026             (49%)
Net Loss                                     $          (28,977)                (57,206)            (49%)

         As noted above, we did not have any revenues for the years ended September 30, 2005 or 2004. Our general and administrative expenses for the year ended September 30, 2005 consisted of $28,077 of loss from an unconsolidated subsidiary and $900 in professional fees. Our general and administrative expenses for the year ended September 30, 2004 consisted of $56,026 in loss from an unconsolidated subsidiary and $900 in professional fees. Our net loss for both the year ended September 30, 2005 and 2004 consisted entirely of our general and administrative expenses.

Liquidity and Capital Resources

         Introduction

         During the year ended September 30, 2005 and 2004, we did not generate positive operating cash flows. Cash totaled $24,052 and $74,537 at September 30, 2005 and 2004, respectively.

         Our cash, current assets, total assets, current liabilities, and total liabilities as of September 30, 2005 and 2004, respectively, are as follows:

                                                 September 30,        September 30,
                                                     2005                 2004               Change
                                             - ------------------    ----------------    -----------------
Cash                                         $            24,052              74,537               50,485
Total Current Assets                                      74,137              74,537                  400
Total Assets                                              74,137             102,614               28,477
Total Current Liabilities                                  1,400                 900                  500
Total Liabilities                            $             1,400                 900                  500

         Sources and Uses of Cash

Operations

         We did not receive any cash from operations for the year ended September 30, 2005. We used ($400) in cash for operating activities during this period. We anticipate that both our cash generated from operations and used for operations will increase as soon as the operations from Runze continue to increase. Until that time we believe this figure will be fairly indicative our cash generation and cash used for operations in a year period.

Investments

         We did not receive any cash from, or use any cash for, investments during the year ended September 30, 2005. During the year ended September 30, 2004, we did not receive any cash from investments, but we did use $96,000 in cash for our investment in Runze in the year ended September 30, 2004.

Financing

         During the year ended September 30, 2005 we paid our operating expenses primarily with the money raised from the sale of our stock during previous periods. During this period we did loan an unrelated third party $50,085, payable on demand. We anticipate that we will have to continue to pay our operating expenses out of the proceeds from financing activities until we begin to realize a return from Runze's operations.

Three months ended December 31, 2005 compared to three months ended December 31, 2004

         As noted above, Runze's operations and financial information is included in this discussion of our financial results for the three months ended December 31, 2005. The financial results for December 31, 2004 do not include the results from Runze's operations since we only owned 25% of Runze's common stock as of December 31, 2004.

         Revenues, Expenses and Loss from Operations

         Our revenue, general and administrative expenses, and net loss for the three months ended December 31, 2005 and December 31, 2004, respectively, are as follows:

                                                  December 31,       December 31,
                                                      2005               2004
                                             -- -----------------   ----------------
Revenue                                      $           986,894                  -
Cost of Sales                                            727,743                  -
General and Administrative Expenses                       88,354               400
Net Profit (Loss)                            $           169,038              (400)

         Revenue

         We had revenue of $986,894 for the three months ended December 31, 2005, compared to $0 for the three ended December 31, 2004. All $986,894 was a result of sales of Runze's products to one customer. The customer is an unrelated party.

         Cost of Sales

         We had cost of sales of $727,743 for the three months ended December 31, 2005, compared to $0 for the same period one year earlier. All our cost of sales for the three months ended December 31, 2005 are related to the manufacturing and distribution of Runze's products for sale.

         General and Administrative Expenses

         Our general and administrative expenses for the three months ended December 31, 2005 were $88,354, which consisted primarily of salaries of $ 6,828, depreciation of $63,629, property tax of $9,971, utilities of $3,676, and insurance expense of $2,552.

         Net Profit (Loss)

         Our net profit (loss) for the three months ended December 31, 2005 was $169,038, compared to ($400) for the three months ended December 31, 2004. For the three months ended December 31, 2005, our net gain was primarily attributable to Runze's sales of products totaling $986,894. Our largest expense during this time was our cost of sales of $727,743.

Liquidity and Capital Resources

         Introduction

         Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2005 and 2004, respectively, are as follows:

                                                    December 31,      December 31,
                                                        2005              2004                Change
                                              ------------------   ----------------    ------------------
Cash                                         $            44,614             74,137                29,523
Total Current Assets                                   5,048,850             74,137            4,974,713
Total Assets                                          10,950,817            102,214           10,848,603
Total Current Liabilities                              7,425,502              1,400            7,424,102
Total Liabilities                            $         7,742,840              1,400            7,741,440

         Sources and Uses of Cash

Operations

            Our net cash provided from operating activities was $13,654 for the three months ended December 31, 2005. Our inventories accounted for $4,486,960 in our operations. This inventory consists of raw materials totaling $125,948, work in process totaling $411,359, and finished goods totaling $4,075,220. Our accounts payable were ($4,527,473), which were primarily attributable to our raw materials. During this period we were able to finance our operations primarily through the sale of Runze's herbicides and pesticides.

Investments

         We used ($87,489) in net cash for investments during the three months ended December 31, 2005. This was primarily attributable to the acquisition of property and equipment.

Financing

         During the three months ended December 31, 2005, we had a loan from an affiliated company, Dalian Raiser Chemurgy Co., Ltd., totaling $79,137. This is a non-interest bearing loan and is payable upon demand.

         Debt Instruments, Guarantees, and Related Covenants

         During the three months ended December 31, 2005, we had a loan from an affiliated company, Dalian Raiser Chemurgy Co., Ltd., totaling $79,137. This is a non-interest bearing loan and is payable upon demand.

         Off Balance Sheet Contracts

         We have no off-balance sheet contracts that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is deemed by our management to be material to investors.

Critical Accounting Issues

         The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. As such, in accordance with the use of accounting principles generally accepted in the United States of America, our actual realized results may differ from management's initial estimates as reported. A summary of our significant accounting policies are located in the notes to the financial statements which are an integral component of this filing.

         Off-balance Sheet Arrangements

         We have no off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is deemed by our management to be material to investors.

DESCRIPTION OF PROPERTY

         Our executive offices in the United States are not yet open. Currently our operations are conducted out of the offices of our manufacturing facility owned by Runze, our subsidiary, located in the city of ZhuangHe, LiaoNing Province, China. The manufacturing facility is approximately 128,291 square feet, with 2,000 square feet being used for our executive offices. We own this facility and therefore do not make any rent payments on this facility.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the closing of the Merger, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 10% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.


                                                  Common Stock


      Title of Class       Name and Address                      Amount and Nature of       Percent
                           of Beneficial Owner                   Beneficial Ownership       of Class (1)
                                                                 --------------------       ------------

      Common Stock         Zhengquan Wang (2)(3)                 16,000,000 (4)             80.0% (4)

      Common Stock         John C. Leo (2)                       700,000 (5)                3.5% (4)
                           c/o American Union Securities, Inc.
                           100 Wall Street, 15th Floor
                           New York, NY  10005

      Common Stock         All Directors and Officers            16,700,000 (4)(5)          83.5% (4)(5)
                           As a Group (2 persons)


      (1) Unless otherwise indicated, based on 20,000,000 shares of common stock issued and outstanding following the Merger. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

      (2)   Indicates one of our officers or directors.

      (3) Unless indicated otherwise, the address of the shareholder is 101 Xinanyao Street, Jinzhou District, Dalian, Liaoning Province, PRC 116100.

      (4) Includes 3,000,000 shares held by Xiufen Bi, 3,000,000 shares held by Qiming Wang, 2,000,000 shares held by Yinghua Wang, and 2,000,000 shares held by Feng Yang, Mr. Wang's spouse, son, daughter, and son-in-law, respectively.

      (5) Includes 600,000 shares of common stock held of record by American Union Securities, Inc., of which Mr. Leo is the President and controlling shareholder.

         The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding. Other than as set forth herein, there are no options, warrants, or other rights to acquire common stock outstanding.

         There are no current arrangements which will result in a change in control.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

         Name                            Age         Position(s)
---------------------------------     ----------     -------------------------------------------------------
Zhengquan Wang                           63          Chief Executive  Officer,  Chief Financial Officer and
                                                     Director (2006)

John C. Leo                              41          Secretary and Director (2006)

         Zhengquan Wang was born on July 18, 1942. Mr. Wang is currently a professor emeritus at the Shenyang Agricultural University. From 1993 through 2002, he served as chairman of the board of Dalian Ruize Pesticides, Inc. From 2002 to the present, he has been serving as the president and chairman of Dalian Runze Chemurgy Co., Ltd. His duties include overseeing day to day operations along with being the chief research architect of new products. At Dalian University, he specialized in the research of chemical and dye material production. His research has lead to the development of products and production processes that have been nationally recognized as new technical products. He has also been recognized by the Liaoning province for "Outstanding New Product" awards, the office of Liaoning province of Petrochemicals, and by other scientific and technology profession journals and publications. Mr. Wang currently acts as senior level engineering advisor to the Dalian Municipal People's Congress, the Liaoning Provincial Party Committee, and other provincial government expert advisory boards. He serves also on the board of the China Institute of Pesticides, the China Industrial Chemicals Association, and the China Pesticide Professionals Committee.

         John C. Leo is the founder and president of American Union Securities, Inc. ("AUS"), which is a full service investment banking firm registered with the Securities and Exchange Commission, the National Association of Securities Dealers, and the Securities Investor Protection Corporation. AUS works with both domestic and foreign issuers, with specific expertise in identifying profitable private companies in China that have the potential to be successful public companies in the United States. AUS has a core focus and expertise in reverse merger transactions and private placement financings. Prior to starting AUS, Mr. Leo was the founder and managing member of Venture Capital Partners, LLC ("VCP"), a private merchant banking and consulting firm. VCP provided various advisory services to late-stage private companies and small to mid-sized public companies. These services included advising on the structure of equity and debt financing, establishing strategic relationships, providing introductions to investment banks and research analysts, and assisting in the selection of board members. From 1996 through 2001, Mr. Leo worked as a market maker trading Pink Sheet, over-the-counter Bulletin Board, and NASDAQ-listed securities as well as IPO's. He was a registered principal and OTC trader with AM Capital and M.H. Meyerson. At these firms, Mr. Leo was responsible for executing orders for non-market makers as well as position trading for the firms' proprietary accounts. While at M.H. Meyerson, between 1997 and 2001, Mr. Leo ran a profitable trading desk for 16 consecutive quarters. Mr. Leo traded long and short positions, used technical analysis and hedging techniques, along with short-term charting trends to make investment decisions.

         Mr. Leo has an extensive background in securities trading and the financial transaction business. He became a registered representative in 1987 focusing on raising capital for IPO's and reverse merger transactions, as well as private placements and secondary offerings. From 1987 through 1994, Mr. Leo was registered with Wolf Financial Group, a New York-based investment bank and brokerage firm. In addition to Mr. Leo's hands-on experience both structuring and trading primary securities, he has significant experience managing compliance matters. Mr. Leo graduated from Rollins College with a degree in psychology. Mr. Leo maintains the following NASD registrations: Series 7, 63, 55 and 24.

         Mr. Leo serves on the board of the following public companies: Goldtech Mining Corp., China International Enterprises Corp., Central American Equities, Inc.,, and DK Investors, Inc.

Board Meetings and Committees

         During the fiscal years ended December 31, 2005 and 2004, the Board of Directors did not meet, but did take action by unanimous written consent on several occasions.

Audit Committee

         We do not currently have an audit committee financial expert.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, none of the required parties are delinquent in their 16(a) filings.

Code of Ethics

         We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

EXECUTIVE COMPENSATION

         None of our employees are subject to a written employment agreement. Our president elected to forego a salary during the early developmental stages, and also provided office space. We estimate the value of these services to be $6,000 for each year for the years ended December 31, 2005 and 2004. As of December 31, 2005 we did not have any amounts owed to our president as he elected to forgive any outstanding amounts he was owed and to forego a salary until further notice.

         On May 15, 2001, our directors and shareholders approved the M-GAB, Inc. 2001 Stock Option Plan, effective June 1, 2001. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The plan allows for the award of stock and options, up to 600,000 shares of our common stock. In November 2003, we agreed to issue options to acquire 600,000 shares under the Plan to our two independent directors; however, in accordance with the rules governing business development companies, these options could not be issued until approved by the Commission. We previously filed an Application For an Order Pursuant to Section 61(a)(3)(B) of The Investment Company Act of 1940 to Permit the Issuance of Stock Options to Non-Interested Directors. With our decision to terminate our status as a business development company we withdrew this application.

         The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2004 and 2003. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                           Annual Compensation                               Long Term Compensation
                                   ------------------------------------    ---------------------------------------------------------
                                                                                      Awards                          Payouts
                                                                           ------------------------------    -----------------------
                                                                           Restricted      Securities
                                                        Other Annual          Stock        Underlying        LTIP         All Other
Name and                            Salary    Bonus     Compensation         Awards       Options SARs       Payouts    Compensation
Principal Position          Year     ($)       ($)          ($)                ($)            (#)              ($)           ($)
Carl M. Berg                2005     -0-       -0-          $-0-               -0-            -0-              -0-           -0-
   Chairman, President,     2004     -0-       -0-          $-0-               -0-            -0-              -0-           -0-
   Secretary, Treasurer

Kevin J. Gadawski           2005     -0-       -0-       $5,000 (2)            -0-            -0-              -0-           -0-
   Director                 2004     -0-       -0-       $5,000 (3)            -0-            -0-              -0-           -0-

Mark Stewart                2005     -0-       -0-          $-0-               -0-            -0-              -0-           -0-
   Director                 2004     -0-       -0-          $-0-               -0-            -0-              -0-           -0-


      (1) This amount was accrued until March 26, 2004, when Mr. Berg elected for forgive all amounts owed to him, as well as any future salary until further notice.
      (2) As of December 31, 2005, Mr. Gadawski received $3,750 of this amount. The other $1,250 has been accrued.
      (3) Mr. Gadawski received $2,500 of this amount in the year end December 31, 2004. The other $2,500 was paid in the year ended December 31, 2005.

                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                            (Individual Grants)

                          Number of Securities       Percent of Total
                              Underlying           Options/SARs Granted    Exercise or
                          Options/SARs Granted    to Employees In Fiscal    Base Price
Name                               (#)                     Year               ($/Sh)        Expiration Date
Carl M. Berg                       -0-                     N/A                  N/A               N/A

Kevin J. Gadawski                  -0-                     N/A                  N/A               N/A

Mark Stewart                       -0-                     N/A                  N/A               N/A



                            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                                        AND FY-END OPTION/SAR VALUES

                                                                                     Value of Unexercised
                                                         Number of Unexercised           In-The-Money
                         Shares Acquired                 Securities Underlying            Option/SARs
                                On         Value        Options/SARs at FY-End             at FY-End
                             Exercise      Realized               (#)                         ($)
Name                           (#)            ($)      Exercisable/Unexercisable   Exercisable/Unexercisable

Carl M. Berg                   N/A            N/A                 N/A                         N/A

Kevin J. Gadawski              N/A            N/A                 N/A                         N/A

Mark Stewart                   N/A            N/A                 N/A                         N/A


Compensation of Directors

         In November 2003, we agreed to issue to each of Mr. Gadawski and Mr. Stewart options to acquire 300,000 shares of our common stock for serving as directors of the Corporation. Each of Mr. Gadawski and Mr. Stewart agreed to terminate any rights they had to these options effective at the time of the Merger.

         In addition, we have agreed to pay Mr. Gadawski $1,250 per quarter for additional consulting services.

         Mr. Berg has not received any compensation for serving as a director. Other than as set forth herein, no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 20, 2001, our founder, Carl M. Berg, purchased 2,550,000 shares of common stock for $255.00. On April 20, 2001, Sadie, LLC, an entity wholly-owned and controlled by Mr. Berg, purchased 3,000,000 shares of common stock for $300.00. Also on April 20, 2001, Brian A. Lebrecht, our legal counsel, purchased 450,000 shares of common stock for $45.00. The total purchase price from these transactions was $600.00.

         We historically engaged one of our shareholders, Mr. Lebrecht, as our corporate counsel. For the twelve months ended December 31, 2004, we did not incur any legal fees to Mr. Lebrecht's law firm since he has agreed to forego all fees for legal services related to our Company until further notice. Prior to this agreement, we incurred fees related to legal services and out of pocket costs to Mr. Lebrecht's firm of $37,730 for the twelve months ended December 31, 2003. However, Mr. Lebrecht agreed to forgive amounts due to his law firm in 2004. We are unsure whether or not Mr. Lebrecht's firm will continue as counsel to the Company.

         Our President, Mr. Berg, has elected to forego a salary during our early development stages. He also provided office space for us. We estimate the value of these services to be $6,000 per year for the twelve months ended December 31, 2004 and 2003. As of December 31, 2004, we did not have any amounts owed to Mr. Berg as he has agreed to forgive all amounts we owed to him until further notice. In addition, one of our directors, Mr. Gadawski, provides consulting services to us. The services of Mr. Berg and Mr. Gadawski ended at the time of the Merger.

         In November 2003, we agreed to issue to each of Mr. Gadawski and Mr. Stewart options to acquire 300,000 shares of our common stock for serving as directors of the Corporation. Each of Mr. Gadawski and Mr. Stewart agreed to terminate any rights they had to these options effective at the time of the Merger.

         On May 1, 2006, pursuant to the DHC merger transaction discussed herein, we issued an aggregate of 13,449,488 shares of common stock of our common stock to the shareholders of DHC, all restricted in accordance with Rule 144.

DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. As of May 4, 2006, there are 20,000,000 shares of our common stock issued and outstanding, and no shares of our preferred stock issued or outstanding.

         Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

         Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

         Preferred Stock. We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001. We have not issued, nor established any series for, any of our preferred stock. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

         Stock Option Plan. On May 15, 2001, our directors and shareholders approved the M-GAB Development Corporation 2001 Stock Option Plan, effective June 1, 2001 ("2001 Plan"). The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The plan allows for the award of stock and options, up to 600,000 shares of our common stock. In November 2003, we agreed to issue options to acquire 600,000 shares under the Plan to our two independent directors; however, these option issuances were cancelled pursuant to the DHC merger transaction.

         On May 27, 2004, our directors and shareholders approved the M-GAB Development Corporation 2004 Omnibus Securities Plan (2004 Plan"). The 2004 Plan limited the aggregate number of shares that can issue under the plan to 650,000 shares. Each award under the 2004 Plan was to be evidenced by a Stock Purchase Agreement; each agreement will establish the vesting requirements and the maximum term of the options granted. We did not issue, or agree to issue, any stock or options under the 2004 Plan.

         Pursuant to the DHC merger transaction we cancelled both the 2001 Plan and the 2004 Plan.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         During the quarter ended March 31, 2005, a market maker filed an application to list our securities on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. On October 10, 2005, we were informed by the NASD that our common stock was approved by the NASD for trading on the OTC Bulletin Board Our trading symbol is MGBD. Following the DHC merger transaction and our name change our trading symbol changed to CHAS. Our common stock has traded very minimal amounts since we were listed on the OTC Bulletin Board and there is no assurance that there will be liquidity in the common stock.

         The following table sets forth the high and low bid information for each quarter within the two most recent fiscal years, as provided by the Nasdaq Stock Markets, Inc. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year                                                              Bid Prices
Ended                                                            ----------------------------
December 31,                   Period                              High               Low
---------------------       -----------------------------        ----------        ----------
2003                        First Quarter                           N/A               N/A
                            Second Quarter                          N/A               N/A
                            Third Quarter                           N/A               N/A
                            Fourth Quarter                          N/A               N/A

2004                        First Quarter                           N/A               N/A
                            Second Quarter                          N/A               N/A
                            Third Quarter                           N/A               N/A
                            Fourth Quarter                          N/A               N/A

2005                        First Quarter                           N/A               N/A
                            Second Quarter                          N/A               N/A
                            Third Quarter                           N/A               N/A
                            Fourth Quarter                          $ -               $ -

2006                        First Quarter (through                  $ -               $ -
                            March 31, 2006)

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         There are currently no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. The warrants and stock options that were previously issued by us were cancelled pursuant to the terms of the DHC transaction.

         The number of holders of record of shares of our common stock is one hundred fifty three (150).

         There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

         As noted above, our directors and shareholders had approved the 2001 Plan and the 2004 Plan but both these Plans were cancelled pursuant to the terms of the DHC merger agreement.

LEGAL PROCEEDINGS

         We are not a party to or otherwise involved in any legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         There is no disclosure required under this item.

RECENT SALES OF UNREGISTERED SECURITIES

         On May 1, 2006, pursuant to the DHC merger transaction discussed herein, we issued an aggregate of 13,449,488 shares of common stock of our common stock to the shareholders of DHC, all restricted in accordance with Rule 144.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article X of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. In addition, the corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to indemnify the officers and directors of this corporation against any liability as may be determined to be in the best interests of this corporation, and in conjunction therewith, to buy, at this corporation's expense, policies of insurance.

         Our bylaws do not further address indemnification, and there are no resolutions of our shareholders or directors which address indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         On May 1, 2006, pursuant to the DHC merger transaction discussed herein, we issued an aggregate of 13,449,488 shares of common stock of our common stock to the shareholders of DHC, all restricted in accordance with Rule
144. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT

         Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

         As a result of the closing of the transaction with China Agro, the former stockholders of M-GAB own 1.5% of the total outstanding shares of our capital stock and 1.5% total voting power of all our outstanding voting securities.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         In connection with the closing of the reverse acquisition of M-GAB (as described in Item 2.01 of this report), as of May 1, 2006, Carl Berg tendered his resignation as our director, and sole officer. In addition, Mark Stewart and Kevin Gadawski resigned as directors on the same date.

         On May 1, 2006, in connection with the closing of the reverse acquisition, Zhengquan Wang was appointed as a director and our Chief Executive Officer and Chief Financial Officer, and John C. Leo was appointed as a director and our Secretary.

         For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03         AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
                  FISCAL YEAR

         On March 15, 2006, our Board of Directors adopted resolutions amending
Article 1 of our Articles of Incorporation to change our name to China Agro Sciences Corp. The amendment was effective on May 1, 2006.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

         Filed herewith are the following: i) audited financial statements of China Agro Sciences Corp. (formerly DHC Holding Corp.) from March 9, 2006 (the date of inception) to March 31, 2006; ii) audited financial statements of Ye Shun International for the year ended September 30, 2005; and iii) the unaudited consolidated financial statements of Ye Shun International for the three months ended December 31, 2005.

         (b) Pro forma financial information

         There is no pro forma financial information filed herewith. We will file pro forma financial information for China Agro Sciences Corp., if required..

         (c)      Exhibits

   3.1(1)  Articles of Incorporation of M-GAB Development Corporation

   3.2(1)  Bylaws of M-GAB Development Corporation

   3.3 Articles of Amendment to Articles of Incorporation Changing Name to China Agro Sciences Corp.

   3.4 Articles of Merger Merging DaLian Acquisition Corp. into China Agro Sciences Corp.

   10.1(2) Agreement and Plan of Merger dated March 15, 2006

   10.2    Extension of Closing Date

   10.3 Agreement to Terminate Warrants dated April 28, 2006 by and between Clark Johnson and M-GAB Development Corporation

   10.4 Agreement to Terminate Warrants dated April 28, 2006 by and between AMRES Holding, LLC and M-GAB Development Corporation

    10.5 Agreement to Terminate Options dated April 28, 2006 by and between Kevin Gadawski and M-GAB Development Corporation

    10.6 Agreement to Terminate Options dated April 28, 2006 by and between Mark Stewart and M-GAB Development Corporation

    10.7    Form N-54C

    (1) Incorporated by reference from our Registration Statement on Form SB-2 filed with the Commission on August 31, 2001.

    (2) Incorporated by reference from our Current Report on Form 8-K filed with the Commission on March 17, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 5, 2006                      China Agro Sciences Corp.,
                                         a Florida corporation
                                         /s/ Zhengquan Wang
                                         ---------------------------------------
                                         By:      Zhengquan Wang
                                         Its:     Chief Executive Officer

                            CHINA AGRO SCIENCES CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                            CHINA AGRO SCIENCES CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2006

FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm......................1
Balance Sheet................................................................2
Statement of Operations and Accumulated (Deficit)............................3
Statement of Cash Flows......................................................4
Notes to Financial Statements................................................5

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
China Agro Sciences Corp.:
(A Development Stage Company)

      We have audited the accompanying balance sheet of China Agro Sciences Corp. (a Florida Corporation in the Development Stage) as of March 31, 2006, and the related statements of operations and accumulated (deficit), and cash flows for the period from March 9, 2006 (Date of Inception) to March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the 2006 financial statements referred to above present fairly, in all material respects, the financial position of China Agro Sciences Corp. (A Development Stage Company) as of March 31, 2006, and the results of their operations and cash flows for the period from March 9, 2006 (Date of Inception) to March 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and is in a working capital deficit position that raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Lodi, New Jersey
May 1, 2006

                            CHINA AGRO SCIENCES CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                 MARCH 31, 2006


                                     ASSETS
                                     ------

CURRENT ASSETS
     Cash                                                               $       --
                                                                        ----------

              Total Current Assets                                              --

              Total Assets                                              $       --
                                                                        ==========


                   LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)
                   ------------------------------------------


CURRENT LIABILITIES
     Accounts payable and accrued expenses                              $      500
                                                                        ----------

              Total Current Liabilities                                        500

STOCKHOLDERS' (DEFICIENCY)

     Accumulated (deficit)                                                    (500)
                                                                        ----------

              Total Stockholders' (Deficiency)                                (500)


              Total Liabilities and Stockholders' (Deficiency)          $       --
                                                                        ==========

                       See notes to financial statements.

                            CHINA AGRO SCIENCES CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                STATEMENT OF OPERATIONS AND ACCUMULATED (DEFICIT)

                        FOR THE PERIOD FROM MARCH 9, 2006
                      (DATE OF INCEPTION) TO MARCH 31, 2006




REVENUE                                            $       --
                                                   ----------

GENERAL AND ADMINISTRATIVE EXPENSES
     Professional fees                                    500
                                                   ----------

       Total General and Administrative Expenses          500

NET (LOSS) AND ACCUMULATED (DEFICIT)               ($     500)
                                                   ==========

                       See notes to financial statements.

                            CHINA AGRO SCIENCES CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                        FOR THE PERIOD FROM MARCH 9, 2006
                      (DATE OF INCEPTION) TO MARCH 31, 2006



CASH FLOWS FROM OPERATING ACTIVITIES
     Net (loss)                                              ($     500)
     Changes in assets and liabilities:
         Accrued expenses                                           500
                                                             ----------

                 Net Cash Provided by Operating Activities           --
                                                             ----------

INCEASE IN CASH                                                      --
                                                             ----------

CASH - BEGINNING OF PERIOD                                           --
                                                             ----------

CASH - ENDING OF PERIOD                                      $       --
                                                             ==========

                       See notes to financial statements.

                            CHINA AGRO SCIENCES CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2006


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

           The Company was incorporated in the state of Florida on March 9, 2006. It intends to manufacture and sell pesticides. The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise", as set forth in Statement of Financial Accounting Standards No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements disclose activity since the date of inception.

           ACCOUNTING METHOD

           The Company's financial statements are prepared using the accrual method of accounting.

           DEFERRED INCOME TAXES

           The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In Addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

NOTE 2 - GOING CONCERN

           The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 3 - INCOME TAXES

           The Company has a deferred tax asset of approximately $186 resulting from available net operating loss carryforwards, for which a valuation allowance has been provided. The Company has available net operating loss carryforwards for tax purposes of approximately $533 which will expire in 2025.

NOTE 4 - SUBSEQUENT EVENTS

           In April 2006, the Company entered into an agreement to purchase 100% of issued and outstanding common stock of Ye Shun International (Group) Co., Ltd.

           In April 2006, the Company entered into an agreement to merge with Dalian Acquisition Corp. (a Florida corporation) and become a wholly owned subsidiary.

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2005 AND 2004

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2005 AND 2004

FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm......................1
Balance Sheets...............................................................2
Statements of Operations.....................................................3

Statements of Changes in Stockholders' Equity (Deficit)......................4
Statements of Cash Flows.....................................................5
Notes to Financial Statements................................................6

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
Ye Shun International (Group) Co., Ltd.:

      We have audited the accompanying balance sheets of Ye Shun International (Group) Co., Ltd. (a development stage company) for the years ended September 30, 2005 and 2004, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended September 30, 2005 and 2004 and for the period from April 15, 2002 (date of inception) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the 2005 and 2004 financial statements referred to above present fairly, in all material respects, the financial position of Ye Shun International (Group) Co., Ltd. as of September 30, 2005 and 2004, and the results of their operations and cash flows for the years ended September 30, 2005 and 2004 and for the period from April 15, 2002 (date of inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.


Lodi, New Jersey
April 27, 2006

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                  SEPTEMBER 30,


                                     ASSETS

                                                               2005           2004
                                                           ------------   ------------
CURRENT ASSETS
     Cash                                                  $     24,052   $     74,537
     Loan receivable                                             50,085             --
                                                           ------------   ------------

              Total Current Assets                               74,137         74,537


     Investment in unconsolidated subsidiary                         --         28,077
                                                           ------------   ------------

              Total Assets                                 $     74,137   $    102,614
                                                           ============   ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued expenses                 $      1,400   $        900
                                                           ------------   ------------

              Total Current Liabilities                           1,400            900


STOCKHOLDERS' EQUITY                                             72,737        101,714
                                                           ------------   ------------


              Total Liabilities and Stockholders' Equity   $     74,137   $    102,614
                                                           ============   ============

                      See notes to financial statements.

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                    For the Period
                                                                                    From April 15,
                                                                                    2002 (Date of
                                                       For the Years Ended          Inception) to
                                                          September 30,             September 30,
                                                        2005             2004             2005
                                                     ------------    ------------    ------------
REVENUE                                              $         --    $         --    $         --

GENERAL AND ADMINISTRATIVE EXPENSES
     Professional fees                                        900             900           3,000
     Loss from unconsolidated subsidiary                   28,077          56,126          84,203
                                                     ------------    ------------    ------------

         Total General And Administrative Expenses         28,977          57,026          87,203
                                                     ------------    ------------    ------------


NET LOSS                                             ($    28,977)   ($    57,206)   ($    87,203)
                                                     ============    ============    ============

                      See notes to financial statements.

                     YE SHUN INTERNATINAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                       FOR THE PERIOD FROM APRIL 15, 2002
                    (DATE OF INCEPTION) TO SEPTEMBER 30, 2005


                                                 DEFICIT
                                               ACCUMULATED
                                                  DURING
                                 COMMON         DEVELOPMENT
                                 STOCK             STAGE          TOTAL
                               ------------    ------------    ------------

Balance - April 15, 2002       $         --    $         --    $         --
  (date of inception)

     Sales Of common stock          100,000              --         100,000
     Net loss                            --            (707)           (707)
                               ------------    ------------    ------------

Balance - September 30, 2002        100,000            (707)         99,293


     Net loss                           --          (12,290)        (12,290)
                               ------------    ------------    ------------

Balance - September 30, 2003        100,000         (12,997)         87,003


     Sales of common stock           71,737              --          71,737
     Net loss                            --         (57,026)        (57,026)
                               ------------    ------------    ------------

Balance - September 30, 2004        171,737         (70,023)        101,714


     Net loss                            --         (28,977)        (28,977)
                               ------------    ------------    ------------

Balance - September 30, 2005   $    171,737    $    (99,000)   $     72,737
                               ============    ============    ============

                      See notes to financial statements.

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                        For the Period
                                                                                        From April 15,
                                                                                        2002 (Date of
                                                              For the Years Ended        Inception) to
                                                                  September 30,           September 30,
                                                             2005            2004            2005
                                                         ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                            ($    28,977)   ($    57,026)   ($    87,203)
     Adjustments to reconcile net loss to net cash
           used in operating activities:
         Loss from unconsolidated subsidiary                   28,077          56,126          84,203
         Changes in assets and liabilities:
              Accounts payable and accrued expenses               500             500           1,400
                                                         ------------    ------------    ------------
                 Net Cash Used In Operating Activities           (400)           (400)         (1,600)
                                                         ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Investment in subsidiary                                      --         (96,000)        (96,000)
                                                         ------------    ------------    ------------

                 Net Cash Used In Investing Activities             --         (96,000)        (96,000)
                                                         ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contribution                                          --          71,737         171,737
     Loan receivable                                          (50,085)             --         (50,085)
                                                         ------------    ------------    ------------
                 Net Cash Provided (Used) By Financing
                   Activities                                 (50,085)         71,737         121,652
                                                         ------------    ------------    ------------

NET INCEASE (DECREASE) IN CASH                                (50,485)        (24,663)         24,052


CASH - BEGINNING OF PERIOD                                     74,537          99,200              --
                                                         ------------    ------------    ------------

CASH - END OF PERIOD                                     $     24,052    $     74,537    $     24,052
                                                         ============    ============    ============

                      See notes to financial statements.

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2005 AND 2004


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

             Ye Shun International (Group) co., Ltd. (the "Company") was incorporated on April 15, 2002 under the Hong Kong Companies Ordinance (Chapter 32). The sole business purpose of the Company is to invest in companies located in mainland China.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             BASIS OF PRESENTATION-DEVELOPMENT STAGE COMPANY

             The Company has not earned any revenue since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise", as set forth in Financial Accounting Standards Board Statement No.7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company and that the statements of income, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

         ACCOUNTING METHODS

             The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on September 30th.

             USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             DEFERRED INCOME TAXES

             The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. In addition, SFAS 109 requires that recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and a valuation allowance be provided when it is more likely than not that some portion of the deferred tax assets will not be realized.

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2005 AND 2004


NOTE 3 - INVESTMENT IN UNCONSOLIDATED SUBSIDIARY

             In August 2002, the Company invested $96,000 in Dalian Runze Chemurgy Co., Ltd ("Runze") located in mainland China, acquiring 25% of Runze's outstanding stocks. Based on the Company's percentage of interest in Runze, the Company reported Runze's operating results by using the equity method.

NOTE 4 - LOAN RECEIVABLE

             The loan was made to an unrelated third party, is non-interest bearing and due upon demand.

NOTE 5 - SUBSEQUENT EVENT

             In November 2005, the Company invested $289,000 in Runze, acquiring Runze's remaining 75% outstanding stock.

             In April 2006, the Company entered into an agreement to sell 100% of its issued and outstanding common stock to China Agro Sciences Corp.

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004

FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm......................1
Balance Sheets...............................................................2
Statements of Operations.....................................................3

Statements of Changes in Stockholders' Equity (Deficit)......................4
Statements of Cash Flows.....................................................5
Notes to Financial Statements................................................6

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
Ye Shun International (Group) Co., Ltd.:

      We have reviewed the accompanying balance sheet of Ye Shun International (Group) Co., Ltd. (a development stage company) as of December 31, 2005, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the three months ended December 31, 2005 and 2004 and for the period from inception (April 15, 2002) to December 31, 2005 in accordance with the standards of the Public Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Ye Shun International (Group) Co., Ltd.

      A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially in scope than an examination in accordance with the standards of the Public Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


Lodi, New Jersey
April 27, 2006

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS


                                     ASSETS

                                                        December 31, 2005 September 30, 2005
                                                            Unaudited        Audited
CURRENT ASSETS
     Cash                                                  $    44,614   $    74,137
     Inventories                                             4,612,527            --
     Prepaid taxes                                             307,434            --
     Advances to vendors                                         7,578            --
     Loan receivable                                            50,085            --
     Other current assets                                       26,612            --
                                                           -----------   -----------

              Total Current Assets                           5,048,850        74,137
                                                           -----------   -----------

INVESTMENT IN UNCONSOLIDATED SUBSIDIARY                             --        28,077
                                                           -----------   -----------

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
     DEPRRECIATION                                           5,901,967            --
                                                           -----------   -----------

              Total Assets                                 $10,950,817   $   102,214
                                                           -----------   -----------


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                      $ 5,957,258   $        --
     Due to affiliated company                               1,459,291
     Accrued expenses and sundry current liabilities             8,953         1,400
                                                           -----------   -----------

              Total Current Liabilities                      7,425,502         1,400


LONG-TERM DEBT                                                 317,338            --


STOCKHOLDERS' EQUITY                                         3,207,977       100,814
                                                           -----------   -----------


              Total Liabilities and Stockholders' Equity   $10,950,817   $   102,214
                                                           ===========   ===========


                        See notes to financial statements

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                        For the Period
                                                                                        From April 15,
                                                                                        2002 (Date of
                                                       Three Months Ended                 Inception) to
                                                          December 31,                     December 31,
                                                             2005              2004          2005
                                                           ------------   ------------    ------------
                                                            Consolidated                 Unconsolidated
REVENUE                                                    $    986,894   $         --    $  1,835,900


COSTS AND EXPENSES
     Cost of sales                                              727,743             --       1,494,077
     General and administrative expenses                         88,354            400         717,919
     Interest expense (income), net                               1,759             --          16,049
                                                           ------------   ------------    ------------

         Total Costs and Expenses                               817,856            400       2,228,045
                                                           ------------   ------------    ------------

NET INCOME (LOSS)                                          $    169,038   ($       400)   ($   392,145)
                                                           ============   ============    ============

                       See notes to financial statements

                     YE SHUN INTERNATINAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

              FROM INCEPTION (APRIL 15, 2002) TO DECEMBER 31, 2005

                                                                 DEFICIT
                                                               ACCUMULATED
                                                                  DURING        OTHER
                                                COMMON          DEVELOPMENT  COMPREHENSIVE
                                                 STOCK            STAGE          LOSS         TOTAL
                                               -----------   -----------    -----------    -----------
Balance - April 15, 2002                       $        --   $        --    $        --    $        --


  (Date Of Inception)

     Sale of common stock                          100,000            --                       100,000
     Net loss                                           --          (707)          (802)        (1,500)
                                               -----------   -----------    -----------    -----------

Balance - September 30, 2002                       100,000          (707)          (802)        98,491


     Additional capital contribution               123,200            --             --        123,200
     Net loss                                           --       (12,290)            --        (12,290)
                                               -----------   -----------    -----------    -----------



Balance - September 30, 2003                       223,200       (12,997)          (802)       209,401


     Sale of common stock                           71,737            --         71,737
     Additional capital contribution             3,230,700            --             --      3,230,700
     Net loss                                           --       (57,026)            --        (57,026)
                                               -----------   -----------    -----------    -----------



Balance - September 30, 2004                     3,525,637       (70,023)          (802)     3,454,812


     Net loss                                           --       (28,977)            --        (28,977)
                                               -----------   -----------    -----------    -----------



Balance - September 30, 2005                     3,525,637       (99,000)          (802)     3,454,835


     Sale of common stock                           11,000            --                        11,000
     Accumulated losses during equity-method
       period                                           --      (462,183)            --       (462,183)

     Net Income                                         --       169,038         64,287        233,325
                                               -----------   -----------    -----------    -----------


Balance - December 31, 2005                    $ 3,536,637   ($  392,145)   $    63,485    $ 3,207,977
                                               ===========   ===========    ===========    ===========

                       See notes to financial statements

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                                     For the Period
                                                                                                      From April 15,
                                                                                                      2002 (Date of
                                                                   Three Months Ended                 Inception) to
                                                                      December 31,                     December 31,
                                                                          2005            2004             2005
                                                                      -------------    -------------    -------------
                                                                      Consolidated     Unconsolidated
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (Loss)                                                $     169,038    ($        900)   ($    392,145)
                                                                      -------------    -------------    -------------
     Adjustments to reconcile net loss to net cash
           used in operating activities:
              Depreciation                                                   63,629               --           63,629
         Changes in operating assets and liabilities:
              Inventories                                                (4,486,960)              --       (4,612,527)
              Prepaid taxes                                                (265,036)              --         (307,434)
              Advance to vendors                                               (149)              --         (307,434)
              Other current assets                                          (26,547)              --          (26,612)
              Accounts payable                                            4,527,473               --        5,957,258
              Accrued expenses and sundry current liabilities                 4,898              500            8,953
                                                                      -------------    -------------    -------------
                 Net Cash Provided (Used) In Operating
                 Activities                                                 (13,654)            (400)       1,132,393
                                                                      -------------    -------------    -------------

EFFECT OF CURRENCY CONVERSION ON CASH                                       (45,682)              --           83,712
                                                                      -------------    -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of property and equipment                                  (87,489)              --       (6,434,672)
                                                                      -------------    -------------    -------------
                 Net Cash Used In Investing Activities                      (87,489)              --       (6,434,672)
                                                                      -------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Loan receivable                                                             --               --          (50,085)
     Loan from local government                                                  --               --          317,338
     Loans from affiliated company                                           79,137               --        1,459,291
     Capital contributions                                                   11,000               --        3,536,637
                                                                      -------------    -------------    -------------
                 Net Cash Provided By Financing Activities                   90,137               --        5,263,181
                                                                      -------------    -------------    -------------

NET INCEASE (DECREASE) IN CASH                                              (56,688)            (400)          44,614


CASH - BEGINNING OF PERIOD                                                  101,302           74,537               --
                                                                      -------------    -------------    -------------

CASH - END OF PERIOD                                                  $      44,614    $      74,137    $      44,614
                                                                      =============    =============    =============

                       See notes to financial statements

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

             Ye Shun International (Group) co., Ltd. (the "Company") was incorporated on April 15, 2002 under the Hong Kong Companies Ordinance (Chapter 32). The sole business purpose of the Company is to invest in companies located in mainland China.

             Dalian Runze Chermurgy Co., Ltd ("Runze") was formed in February 2002 under the laws of the People's Republic of China ("PRC"). The Company intends to manufacture and sell chemicals for use in agriculture.

             In August 2002, the Company acquired 25% of the interest in Runze. In November 2005, the Company acquired the remaining 75% of the interest in Runze and Runze became the Company's wholly-owned subsidiary.

             Based on the Company's 100% interest in Runze, the results of Runze were included in the consolidated financial statements of the Company for the three months ended December 31, 2005. During the three months ended December 31, 2004, the Company accounted for Runze's results using equity method.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             BASIS OF PRESENTATION-DEVELOPMENT STAGE COMPANY

             The Company has not earned any revenue since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise", as set forth in Financial Accounting Standards Board Statement No.7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company and that the statements of income, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

         ACCOUNTING METHODS

             The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on September 30th. .

             USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             CASH AND ACSH EQUIVALENTS

             The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their original acquisition date. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

             INVENTORIES

             Inventories are valued at the lower cost as determined by the first-in, first-out method or market.

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

             PROPERTY AND EQUIPMENT

             Property and equipment are recorded at cost. Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method for financial reporting purposes, whereas accelerated methods are used for tax purposes.

             Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

             RESEARCH AND DEVELOPMENT COSTS

             Research and development costs are charged to expenses as incurred.

             DEFERRED INCOME TAXES

             The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS 109 requires that recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and a valuation allowance be provided when it is more likely than not that some portion of the deferred tax assets will not be realized.

             CURRENCY TRANSLATION

             Since the Company operates solely in the PRC, the Company's functional currency is the Chinese Yuan ("RMB"). Revenue and expense accounts are translated at the average rates during the period, and balance sheet items are translated at year-end rates. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of stockholders' equity. Gains and losses from foreign currency transactions are included in net income for the period.

NOTE 3 - PROPERTY AND EQUIPMENT

             A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization as follows:

                                      December,31    December,31
                                         2005           2004
                                     ------------   ------------
Machinery and equipment              $  2,508,555   $  1,130,937   5-10 years
Furniture, fixtures and office
  equipment                                16,956         12,437   5-7 years
Building and building improvements      3,875,325      4,711,208   40 years
Automobile                                 13,609             --   5 years
                                     ------------   ------------
                                        6,414,445      5,854,582

Accumulated depreciation                  512,478        269,975
                                     ------------   ------------

                                     $  5,901,967   $  5,584,607
                                     ============   ============

                     YE SHUN INTERNATIONAL (GROUP) CO., LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

NOTE 4 - DUE TO AFFILIATED COMPANY

             This amount is non-interest bearing and due on demand.

NOTE 5 - LONG-TERM DEBT

             This obligation bears interest at .03% over the prime rate in effect in the PRC and is payable interest only through July 2009, followed by annual installments of approximately 233,000 RMB ($28,300) commencing in August 2010.

NOTE 6- RISK FACTORS

             VULNERABILITY DUE TO OPERATIONS IN PRC

             The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

             CONCENTRATION OF CREDIT RISK

             Financial instruments that potentially subject the Company to significant concentration of credit risk is primarily cash. As of December 31, 2005, substantially all of the Company's cash was managed by financial institutions.

             OTHER RISKS

             The Company conducts business in an industry that is subject to a broad array of environmental laws and regulations. The Company's cost to comply with these laws and regulations are charged to expense as incurred.